UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 31, 2006
__________________________

FP Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-28515	20-3446646
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

181 Wells Avenue, Suite 100
Newton, Massachusetts 02459
(Address of Principal Executive Offices) (Zip Code)

(617) 928-6001
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Effective August 31, 2006, FP Technology, Inc. (the “Company”) completed a second closing under its private placement of Units at $7.00 per Unit, with each Unit consisting of one share of Common Stock of the Company and a Warrant to purchase one additional share of Common Stock at $7.00 per share, exercisable for five years after issuance.

As previously announced, on August 11, 2006 the Company completed a first closing of 740,271 Units, raising $5,181,896 in gross proceeds. Effective August 31, 2006, the Company completed a second closing of an additional 259,744 Units at $7.00 per share under a Securities Purchase Agreement with investors, raising $1,818,208 in gross proceeds.

The aggregate gross proceeds from this private placement totaled $7,000,104, not including fees and expenses of the offering. This does not include any proceeds that the Company may receive upon exercise of the Warrants issued to the investors in the offering. The net proceeds will be used by the Company to finance possible future acquisitions, repay certain indebtedness, repurchase certain shares of common stock and warrants of the Company and provide working capital. Rodman & Renshaw, LLC and National Securities Corporation acted as placement agents for the financing.

Pursuant to a Registration Rights Agreement entered into with investors in the offering, the Company is obligated to register for resale on a registration statement to be filed within 45 days after August 31, 2006 the shares of Common Stock issued in the offering as well as the shares of Common Stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the registration statement to become effective within 90 days after filing or in the case that the registration statement is reviewed by the Securities and Exchange Commission, 120 days after filing. Failure to file a registration statement or for it to become effective within the required timeframes will result in the payment of liquidated damages to the purchasers.

The forms of definitive agreements relating to the private placement are furnished as exhibits to this Report. The preceding descriptions of the definitive agreements are summary in nature and do not purport to be complete. This summary should be read in conjunction with the exhibits hereto.

Item 3.02.  Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Report is hereby incorporated herein by reference.

The sale of securities referenced in Item 1.01 of this Report has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws. Such securities were sold in a private transaction exempt from registration pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FP TECHNOLOGY, INC.

Date: September 7, 2006	By: /s/ Stephen Peary
Stephen Peary
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Form of Securities Purchase Agreement, dated August 31, 2006

99.2	Form of Warrant, dated August 31, 2006

99.3	Form of Registration Rights Agreement, dated August 31, 2006